EXHIBIT 99.1

WaferGen Bio-systems Announces Fourth Quarter and Year-End 2013 Conference Call

Fremont, Calif., March 18, 2014 /PRNewswire/ -- WaferGen Bio-systems, Inc. (WGBS) announced today that it will host a conference call and live audio webcast to discuss its financial results for the quarter and year ended December 31, 2013. The call and webcast will be held on Monday, March 24, 2014 at 11:00 am ET and will be hosted by Ivan Trifunovich, President and CEO of WaferGen Bio-systems.

Participants may register for the call and webcast and listen to the replay by clicking on the following link:
https://prismdigitalmedia.cwebcast.com/ses/N945aGSLMs5MHaT7Nrk84w~~

About WaferGen Bio-systems, Inc.

WaferGen Bio-systems, Inc. is an innovative life science company that offers innovative genomic solutions for clinical testing and research.  The SmartChip MyDesign™ Real-Time PCR System is a high-throughput genetic analysis platform for profiling and validating molecular biomarkers via microRNA and mRNA gene expression profiling, as well as single nucleotide polymorphism (SNP) genotyping.  The SmartChip TE™ System is a novel product offering for target enrichment geared towards clinical Next-Gen sequencing (NGS). The Company now also offers the Apollo 324™ product line used in library preparation for NGS.  These three complementary technologies offer a powerful set of tools enabling more accurate, faster and cheaper genetic analysis based on Next-Gen Sequencing and Real-Time PCR.

For additional information, please see http://www.wafergen.com

Investor Contact:
Kirin Smith
ProActive Capital
646-863-6519
ksmith@proactivecapital.com